As filed with the Securities and Exchange Commission on December 7, 1995
                                                     Registration No. 33-63333

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM S-3/A

                               AMENDMENT NO. 2 TO
                               REGISTRATION STATEMENT

                          Under The Securities Act of 1933


                                 USF&G CORPORATION
               (Exact name of registrant as specified in its charter)

Maryland                                                             52-1220567
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                  100 Light Street
                            Baltimore, Maryland  21202
                                 (410) 547-3000

                  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  John A. MacColl, Esq.
                         Senior Vice President - General Counsel
                                  USF&G Corporation
                                  100 Light Street
                               Baltimore, Maryland  21202
                                   (410) 547-3000
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

             Approximate date of commencement of proposed sale to the public:
                    From time to time after the effective date of this
                     Registration Statement as determined in light of
                           market conditions and other factors

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.    /  /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   /xx/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/_____/  _____

        If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   /____/   _____

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
/_____/   _____

        This filing contains 11 sequentially numbered pages. Exhibit index appears on page II-1.

                                  5,837,878 Shares

                                 USF&G CORPORATION

                                   COMMON STOCK
                                 ($2.50 par value)

        All of the shares of USF&G Corporation ("USF&G" or the "Corporation") Common Stock, par value $2.50 per share (the "Common Stock") being offered hereby (the "Shares") are outstanding shares or shares issuable upon exercise of outstanding warrants (the "warrants"). The shares offered hereby may be offered and sold from time to time after the date of this Prospectus by certain shareholders of the Corporation named herein under "Selling Shareholders."

        The Shares may, from time to time, be offered for sale and sold in transactions executed on the New York Stock Exchange or other exchanges on which the shares may be traded, in the over the counter market, in negotiated transactions or through other means. Sales may be effected at market prices prevailing at the time of sale or at such other prices as may be negotiated.
The Corporation will not receive any proceeds from the sale of the Shares. The Corporation's Common Stock is listed on the New York Stock Exchange under the trading symbol "FG." On November 30, 1995, the closing price of the Corporation's Common Stock, as reported by the New York Stock Exchange was $17.250 per share.

        The Selling Shareholders may effect such transactions by selling Shares to a dealer affiliated with the Selling Shareholders or to or through other dealers or directly, and any such dealers may receive compensation in the form of discounts, concessions or commissions (which compensation, if any, is not expected to be in excess of customary commissions). The Selling Shareholders and any dealers that participate with the Selling Shareholders in the sales of Shares may be deemed to be underwriters, and any compensation received by them and any profit on the resale of Shares sold by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.



               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
                ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                  ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                                CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this Prospectus is December 11, 1995.

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                 BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH
               CAROLINA NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY
                             OR ADEQUACY OF THE PROSPECTUS.

        No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation or any underwriters, agents or dealers. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Corporation and its subsidiaries since the date hereof or that the information contained herein is correct at any time subsequent to the date hereof.

                               AVAILABLE INFORMATION

        The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). This Prospectus contains information concerning the Corporation but does not contain all of the information set forth in the Registration Statement and exhibits thereto which the Corporation has filed with the Commission under the Securities Act of 1933 (the "Securities Act"). Such reports, proxy and information statements, Registration Statement and exhibits and other information filed by the Corporation with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth St., N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements, Registration Statement and exhibits and other information concerning the Corporation can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.


                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Corporation hereby incorporates by reference in this Prospectus its
(1) Annual Report on Form 10-K/A for the year ended December 31, 1994, (2) Quarterly Report on Form 10-Q/A for the three months ended March 31, 1995, (3) Quarterly Report on Form 10-Q for the six months ended June 30, 1995, (4) Quarterly Report on Form 10-Q for the nine months ended September 30, 1995, (5) Current Reports on Form 8-K filed on January 12, 1995, January 20, 1995, January 25, 1995, and October 12, 1995, (6) Definitive Proxy Statement filed March 31, 1995, and (7) the description of the Corporation's Common Stock and Shareholder Rights Plan contained in its Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.

        All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Corporation will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: USF&G Corporation, 100 Light Street, Baltimore, Maryland 21202,
Attention:  John F. Hoffen, Jr ., Secretary, telephone (410) 547-3000.

                                   THE CORPORATION

        USF&G is a holding company whose principal subsidiaries are engaged in writing property/casualty insurance and life insurance/annuities. Property/casualty insurance is written primarily by United States Fidelity and Guaranty Company, founded in 1896, and is sold through independent agents supported by the Company's underwriting, marketing, administrative and claim services offices located throughout the United States. Life insurance and annuities are written primarily by Fidelity and Guaranty Life Insurance Company, founded in 1959, and are sold throughout the United States through independent agents, managing general agents and regional and national securities brokerage firms. The Corporation is incorporated in Maryland, and its principal executive office is located at 100 Light Street, Baltimore, Maryland 21202, telephone
(410) 547-3000.


                             DESCRIPTION OF COMMON STOCK

General

        The authorized capital stock of the Corporation consists of 240,000,000 shares of common stock, $2.50 par value (the "Common Stock") and 12,000,000 shares of preferred stock, $50.00 par value, of which 3,999,910 shares are classified as $4.10 Series A Convertible Exchangeable Preferred Stock (the "Series A Preferred Stock"), 277,550 shares are classified as Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), and 2,400,000 shares are classified as Junior Participating Preferred Stock (the "Junior Preferred Stock"). As of November 30, 1995, there were issued and outstanding 119,355,000 shares of Common Stock, 3,999,910 shares of Series A Preferred Stock and 277,550 shares of Series B Preferred Stock. The shares of Junior Preferred Stock have been reserved for issuance in connection with the Corporation's Shareholder Rights Plan and no shares of the Junior Preferred Stock currently are outstanding. Additional series of Preferred Stock may be issued by resolution of the Board of Directors. Such shares of Preferred Stock may be issued with special voting and other rights which could hinder the completion of any proposed tender offer, merger or other attempt to gain control of the Corporation which is not approved by the Board of Directors.

        The following summary of the terms of the Corporation's Common Stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Maryland law and the Corporation's Articles of Incorporation, as amended (the "Charter").

        The Series A Preferred Stock and Series B Preferred Stock rank on a parity with each other and rank senior to the Junior Preferred Stock and the Common Stock as to dividends and upon liquidation.

        The Transfer Agent and Registrar for the Corporation's Common Stock, Series A Preferred Stock, Series B Preferred Stock and Junior Preferred Stock is The Bank of New York, New York, New York ("Bank of New York").

Voting Rights and Dividends

        Each holder of Common Stock is entitled to one vote for each share of Common Stock held. Cumulative voting for the election of directors is not provided for in the Charter or the by-laws. Under certain circumstances, holders of outstanding Series A Preferred Stock and Series B Preferred Stock voting together, will have the right to elect two directors to the Corporation's Board of Directors. Subject to the prior rights of the Series A Preferred Stock, the Series B Preferred Stock and the Junior Preferred Stock and any other preferred stock which may be classified and issued, the holders of the Common Stock of the Corporation are entitled to receive, pro-rata, such dividends as may be declared by the Board of Directors out of funds legally available therefor, and are also entitled to share, pro-rata, in any other distribution to shareholders. The Corporation may not declare or pay any dividends or distributions (other than those payable in Common Stock or other securities junior to Preferred Stock) unless full cumulative dividends on the Preferred Stock including the Series A Preferred Stock and Series B Preferred Stock have been paid. There are no redemption or sinking fund provisions applicable to the Common Stock. Payment of dividends by the Corporation is not subject to restrictions under the Maryland Insurance Code. However, payment of dividends to the Corporation by its insurance subsidiaries is subject to certain restrictions under Maryland and other state insurance laws. Such restrictions as well as other contractual restrictions may limit the amount of dividends that may be paid by the Corporation.

Rights upon Liquidation.

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or providing for the payment of all liabilities and amounts distributable to holders of any preferred stock, the holders of Common Stock are entitled to share ratably in all the remaining assets.

Shareholder Rights Plan

        The Corporation has a shareholder rights plan (the "Plan") to deter coercive or unfair takeover tactics and to prevent a potential purchaser from gaining control of the Corporation without offering a fair price to all of the Corporation's shareholders. Under the Plan, each outstanding share of the Corporation's Common Stock has one preferred share purchase right (a "Right") expiring in October, 1997. Each Right entitles the registered holder to purchase 1/100 of a share of Junior Preferred Stock for $140. The Rights cannot be exercised unless certain events occur that might lead to a concentration in ownership of Common Stock. At that time, the Rights may be exercised for Common Stock having a value of twice the exercise price . Under certain conditions, the rights also become exercisable into shares of Common Stock of a purchaser having a value of twice the exercise price. The Corporation will generally be entitled to redeem the Rights, at $.05 per Right, any time before the tenth day after a 20% position in the Corporation is acquired. The Form 8-A setting forth a description of the Plan is an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated by reference herein.

Special Statutory Requirements for Certain Transactions

        Business Combination Statute.

        The Maryland General Corporation Law establishes special requirements with respect to "business combinations" between Maryland corporations and "interested shareholders" unless exemptions are applicable. Among other things, the law prohibits for a period of five years a merger and other specified or similar transactions between a company and an interested shareholder and requires a super-majority vote for such transactions after the end of such five-year period.

        "Interested shareholders" are all persons owning beneficially, directly or indirectly, more than 10% of the outstanding voting stock of a Maryland corporation. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested shareholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested shareholder or its affiliates for a period of five years after the date on which the shareholder first became an interested shareholder and thereafter may not be consummated unless recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66-2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested shareholder. A business combination with an interested shareholder which is approved by the board of directors of a Maryland corporation at any time before an interested shareholder first becomes an interested shareholder is not subject to the special voting requirements. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66-2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested shareholders. Any such amendment is not effective until 18 months after the vote of shareholders and does not apply to any business combination of a corporation with a shareholder who was an interested shareholder on the date of the shareholder vote. The Corporation has not adopted any such amendment to its Charter.

        Control Share Acquisition Statute.

        The Maryland law imposes limitations on the voting rights in a "control share acquisition." The Maryland statute defines a "control share acquisition" at the 20%, 33-1/3% and 50% acquisition levels, and requires a two-thirds shareholder vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to stock acquired in a control share acquisition. The statute also requires Maryland corporations to hold a special meeting at the request of an actual or proposed control share acquirer generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person (a) posts a bond for the cost of the meeting and (b) submits a definitive financing agreement to the extent that financing is not provided by the acquiring person. In addition, unless the charter or by-laws provide otherwise, the statute gives the Maryland corporation, within certain time limitations, various redemption rights if there is a shareholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the target within 10 days following a control share acquisition. Moreover, unless the charter or by-laws provide otherwise, the statute provides that if, before a control share acquisition occurs, voting rights are accorded to control shares which results in the acquiring person having majority voting power, then minority shareholders have appraisal rights. An acquisition of shares may be exempted from the control share statute provided that a charter or by-law provision is adopted for such purpose prior to the control share acquisition. There are no such provisions in the charter or by-laws of the Corporation.


Insurance Acquisitions Disclosure and Control Act.

        Under the Maryland Insurance Code, unless certain filings are made with the State Insurance Commissioner, no person may acquire any voting security or security convertible into a voting security of an insurance holding company, such as the Corporation, which controls one or more Maryland insurance companies if, as a result of such acquisition, such person would "control" such insurance holding company. The acquisition may not proceed without prior approval of the State Insurance Commissioner unless, following the required provision of certain information to the Commissioner, the Commissioner has not disapproved the acquisition within 60 days. "Control" is presumed to exist if a person, directly or indirectly, owns or controls 10% or more of the voting securities of another person. This presumption may be rebutted by establishing by a preponderance of evidence that control does not exist in fact.

        Reference is made to the full text of the foregoing statutes for their entire terms, and the partial summary contained in this Prospectus is not intended to be complete.

USE OF PROCEEDS

        The Corporation will not receive any proceeds from the sale of the Shares by the Selling Shareholders. The Corporation will receive approximately $2,553,000 in proceeds from the exercise of the Warrants (assuming all Warrants are exercised), which proceeds will be used for general corporate purposes.

SELLING SHAREHOLDERS

        The Selling Shareholders acquired the shares of Common Stock to be offered hereby pursuant to an Agreement and Plan of Merger dated as of January 12, 1995 (the "Merger Agreement") by and among the Corporation, Java Merger Corp., a Delaware corporation and wholly-owned subsidiary of USF&G ("Java"), Discover Re Managers, Inc., a Delaware corporation ("Discover Re"), and the Selling Shareholders. Pursuant to the Merger Agreement, Java was merged with and into Discover Re on April 13, 1995, all of the issued and outstanding capital stock of Java was canceled, and the Corporation issued to the Selling Shareholders an aggregate of 5,359,888 shares of its Common Stock and warrants to purchase an aggregate of 477,990 Shares of Common Stock .

        Certain of the Selling Shareholders hold warrants issued by the Corporation which, upon exercise, allow such Selling Shareholders to purchase shares of Common Stock. Such Selling Shareholders are expected to exercise their warrants and pay for their shares of Common Stock immediately prior to offering such shares pursuant to this Prospectus.

        The following table sets forth information concerning the number of shares of Common Stock owned by each of the Selling Shareholders or, in the case of the Selling Shareholders holding warrants, issuable upon exercise of such warrants, as of November 30, 1995, the maximum number of shares offered by each Selling Shareholder pursuant to this Prospectus, and the number of such shares to be owned by each Selling Shareholder after completion of this offering assuming that all shares offered hereby are sold.


                                Shares             Shares    Shares to be Owned
                            Beneficially          Offered    after Completion of
Selling Shareholder              Owned(1)          Hereby           Offering

Allstate Insurance                 91,952           91,952                0
  Company
Harvey A. Appelle                   2,685            2,685                0
John J. Bennett(2)(3)               8,901            8,901                0
Gregory Berg                        3,624            3,624                0
Robert D. Byler(2)(3)              24,918           24,918                0
The Charles River                 449,115          449,115                0
  Partnership VI
The Charles River                  79,264           79,264                0
  Partnership VI-A
Citicorp Banking                  652,650          652,650                0
  Corporation
Albert F.                          35,578           35,578                0
  Collings(2)(3)(4)
Conning Insurance Capital         410,181          410,181                0
  Limited Partnership II
Conning Insurance Capital         462,528          462,528                0
  International Partners
  II
Connecticut Future Fund,          183,918          183,918                0
  Limited Partnership
CRICO I Limited                    91,952           91,952                0
  Partnership (5)
Crossroads DPT Limited             46,989           46,989                0
  Partnership
Crossroads Capital II              40,277           40,277                0
Limited Partnership
Crossroads SF Limited              40,277           40,277                0
Cullinane & Donnelly              148,125          148,125                0
  Venture Partners, L.P.
Scott P. Doyle(2)(3)(4)(6)        257,840          257,840                0
Trust for the Benefit of            3,020            3,020                0
  Brice C. Doyle
Trust for the Benefit of            3,020            3,020                0
  Chase R. Doyle
Trust for the Benefit of            3,020            3,020                0
  Tyler G. R. Doyle
Eastman Memorial
  Foundation                        3,020            3,020                0
George L. Estes, III (2)(3)(4)(6) 263,452          263,452                0
Trust for the Benefit of           10,472           10,472                0
  Derrick R. Estes


                                Shares             Shares    Shares to be Owned
                            Beneficially          Offered    after Completion of
Selling Shareholder              Owned(1)          Hereby           Offering

Executive Risk Indemnity          276,568         276,568                  0
  Inc.
Frontenac VI Limited              698,875         698,875                  0
  Partnership
David I. Fuente                     6,175           6,175                  0
Barry J. Goldstein                  3,087           3,087                  0
Hancock Venture Partners          321,706         321,706                  0
  III, L.P.
John J. & Sara M.
  Hendrickson                      12,418          12,418                  0
ISF Limited Partnership (7)       161,979         137,935             24,044
Jeflion Investment                  6,712           6,712                  0
  Company
Charles J. Levy, Jr. &
  Lorie Cowen Levy                  4,698           4,698                  0
Rhonda K. Miller(2)(3)             16,016          16,016                  0
MFA-Masters Limited               385,134         312,416             72,718
  Partnership
New England Asset                   6,887           6,887                  0
  Management Pension and
  Profit Sharing Plan
Northington Capital                20,863          20,863                  0
  Markets, Inc.
Prime Capital II, L.P.             91,872          91,872                  0
Primus Capital Fund II            229,888         229,888                  0
  Limited Partnership
Primus Capital Fund III           229,888         229,888                  0
  Limited Partnership
Russell J. Renvyle(2)(3)            3,557           3,557                  0
Robert D. Schultz(2)(3)             3,557           3,557                  0
Laurie M. Shahon                    4,698           4,698                  0
TRP Partners 1990                  13,425          13,425                  0
Steven J. Tynan                    24,542          24,542                  0
Steven J. Tynan IRA                 3,356           3,356                  0
  Account
Williams College Fund              91,952          91,952                  0


(1) Includes Common Stock acquired pursuant to the Merger Agreement and, where applicable, shares issuable on exercise of warrants to purchase shares of Common Stock. Excludes options to purchase shares of Common Stock held by the following people: John J. Bennett (22,822 shares) Albert Collings (26,851 shares), Robert Byler (18,795 shares), Rhonda Miller (16,782 shares), Robert Schultz (26,850 shares), Russell Renvyle (18,795 shares).

(2) Serves as Officer of Discover Reinsurance Company, an insurance company domiciled in Indiana and a wholly-owned subsidiary of Discover Re Managers, Inc., which in turn is indirectly a wholly-owned subsidiary of USF&G Corporation.

(3) Serves as Officer of Discovery Managers Ltd., a Connecticut corporation and wholly-owned subsidiary of Discover Re Managers, Inc., which in turn is indirectly a wholly-owned subsidiary of USF&G Corporation.

(4) Serves as Executive Officer of Discover Re Managers, Inc., Discover Reinsurance Company and Discovery Managers, Ltd.

(5) Excludes 2,425 shares held by the controlling shareholder of the corporate general partner of CRICO I Limited Partnership.

(6) Serves as Director of Discover Re Managers, Inc., Discover Reinsurance Company and Discovery Managers, Ltd.

(7) Excludes approximately 240,000 shares owned by Century Shares Trust, a mutual fund managed by Century Capital Management ("CCM"), a registered investment adviser. CCM is also the investment adviser and general partner to ISF Limited Partnership.


                                       PLAN OF DISTRIBUTION

        The Shares covered by this Prospectus may, from time to time, be offered for sale and sold in transactions executed on the New York Stock Exchange or other exchanges on which the Shares may be traded, in the over-the-counter market, in negotiated transactions or through other means. Sales may be effected at market prices prevailing at the time of sale or at such other prices as may be negotiated.

        The Merger Agreement contains various undertakings by the Selling Shareholders and the Corporation. The Corporation agreed to use commercially reasonable efforts to cause the Registration Statement of which this Prospectus is a part to become effective 240 days after the Merger and have the Prospectus remain effective until April 13, 1997, unless all of the Shares have previously been sold. USF&G also agreed to pay the expenses of preparing and filing the Registration Statement and certain other expenses of offering the Shares (other than selling concessions or commissions and expenses of the Selling Shareholders). The Corporation has also agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

        At the time a particular offering of Shares is made, to the extent required, a supplemental prospectus will be distributed which will set forth the aggregate number of Shares offered, the purchase price and aggregate offering price, the name or names of any agent or underwriter, and any applicable commissions or discounts.

        The Selling Shareholders and any brokers, dealers, or agents that participate in the distribution of Shares may be deemed to be underwriters under the Securities Act, and any compensation received by any of them and any profit on the resale of Shares sold by them may be deemed to be underwriting discounts and commissions under that Act.

                                VALIDITY OF SECURITIES

        The legal validity of the Securities offered hereby will be passed upon for the Corporation by Piper & Marbury L.L.P., Baltimore, Maryland. L. P. Scriggins, a Director of the Corporation, is a partner of Piper & Marbury L.L.P. As of November 30, 1995, lawyers in the firm of Piper & Marbury L.L.P. beneficially owned in the aggregate approximately 20,000 shares of Common Stock or Common Stock equivalents of the Corporation.


                                        EXPERTS

        The consolidated financial statements of USF&G Corporation appearing or incorporated by reference in USF&G Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1995 and 1994, the three and six-month periods ended June 30, 1995 and 1994, and the three and nine-month periods ended September 30, 1995 and 1994 incorporated by reference in this Registration Statement, the independent auditors have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in USF&G's quarterly reports on Form 10-Q/A for the quarter ended March 31, 1995, and on Forms 10-Q for the quarters ended June 30, 1995, and September 30, 1995, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.


                                     PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16.  Exhibits.

Exhibit Number          Exhibit


           4            Description of Shareholder Rights Plan (incorporated
                          by reference to Form 8-A, filed September 21, 1987).
           5            Opinion and Consent of Piper & Marbury,
                          L.L.P. as to Legality. (incorporated
                          by reference to Form S-3, File No. 33-63333,
                          filed October 11, 1995).
          15            Acknowledgment of Ernst & Young LLP (incorporated by
                          reference to Amendment No. 1 to Form S-3, File No. 33-63333, filed December 4, 1995).
        23.1            Consent of Ernst & Young LLP (incoporated by reference
                          to Amendment No. 1 to Form S-3, File No. 33-63333, filed December 4, 1995).
        23.2            Consent of Piper & Marbury, L.L.P. (included
                          in Exhibit 5).
          24            Power of Attorney of the Board of Directors
                          (incorporated by reference to Form S-3, File No.
                           33-63333, filed October 11, 1995).
          28            Information from Reports Furnished to State
                          Insurance Regulatory Authorities
                          (incorporated by reference to Exhibit 28 to the Corporation's 1994 Annual Report on Form 10-K/A, File No. 1-8233).


Item 17.  Undertakings.

        (a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant undertakes hereby that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on December 6, 1995.

                                USF&G CORPORATION


                                By:/s/Norman P. Blake, Jr.
                                   Norman P. Blake, Jr.
                                   Chairman of the Board, President
                                   and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.




December 6, 1995                By:/s/Norman P. Blake, Jr.
                                   Norman P. Blake, Jr.
                                   Chairman of the Board, President
                                   and Chief Executive Officer
                                   (Principal Executive Officer)



December 6, 1995                By:/s/Dan L. Hale
                                   Dan L. Hale
                                   Executive Vice President
                                   and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)

Board of Directors:



        A majority of the Board of Directors (H. Furlong Baldwin, Michael J. Birck, Norman P. Blake, Jr., George L. Bunting, Jr., Robert E. Davis, Dale F. Frey, Robert E. Gregory, Jr., Robert J. Hurst, Wilbur G. Lewellen, Henry A. Rosenberg, Jr., Larry P. Scriggins, Anne M. Whittemore, and R. James Woolsey).


December 6, 1995                By:/s/Norman P. Blake, Jr.
                                   Norman P. Blake, Jr.
                                   (for himself and as attorney-in-fact)